EXHIBIT 99.1

Contacts:

Thad Trent

EVP Finance & Administration and CFO

(408) 943-2925

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

For Immediate Release

Cypress Reports First-Quarter 2016 Results

SAN JOSE, Calif., April 28, 2016—Cypress Semiconductor Corp. (NASDAQ: CY) today announced its first-quarter 2016 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included (financial highlights are based on non-GAAP results, unless otherwise noted):

•	Revenue of $425.2 million, in line with guidance
•	36.9% gross margin, and $0.07 earnings per share, above the midpoint of guidance
•	$150.4 million in realized annualized synergies, remaining ahead of our plan
•	$182.5 million common stock repurchase, part of a $450 million repurchase program
•	Dividend payment of $36.6 million ($0.11 per share, equal to a 5.0% annualized yield as of April 1, 2016)

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter:

(In thousands, except per-share data)

	NON-GAAP		GAAP
	Q1 2016	Q4 2015	Q1 2016	Q4 2015
Revenue	$425,214	$456,378	$418,964	$450,128
Gross margin	36.9%	39.8%	30.0%	31.8%
Pretax margin	6.2%	10.6%	(24.0%)	(12.7%)
Net income (loss)	$22,985	$45,528	$(104,022)	$(72,330)
Diluted EPS (loss)	$0.07	$0.13	$(0.32)	$(0.22)

First quarter revenue declined 6.8% sequentially consistent with normal seasonality, and with our guidance. Our gross margin was 36.9%, above guidance but below our long-term goal, primarily because we continue to run our wafer fabs at a rate lower than actual demand to burn off excess inventory and because of inefficiencies in ex-Fujitsu manufacturing, which is being integrated now.  We achieved $150.4 million in annualized synergies related to the Spansion integration—ahead of our accelerated plan to achieve $180 million by the end of this year.  Due to our strong performance on synergies, our operating expenses decreased to $124.9 million, the lowest level in six years for the combined company or the pro forma company, prior to the merger. This resulted in earnings per share of $0.07, a penny above the midpoint of our guidance, and will represent the bottom for 2016, both in revenue and EPS, barring some unforeseen event.

Design activity for our PSoC and MCU portfolios remained strong during the quarter. Key customer engagement was driven in part by the introduction of our first two families of 40-nm, ARM-based microcontrollers, one for automotive-grade applications, the other for high-volume consumer applications. Since the merger, Cypress has introduced 2,472 new products, which are automotive and commercial derivatives of 44 new chips.

We returned $219.1 million of capital to our shareholders in the first quarter, in line with our strategy and commitment, delivering a dividend payout of $36.6 million and repurchasing $182.5 million of common stock. By quarters end, we had completed $239 million or 53.1% of the $450 million stock buy-back program we announced in the fourth quarter.

BUSINESS REVIEW

+ Our non-GAAP consolidated gross margin for the first quarter was 36.9%, consistent with the lower fab utilization inherent in our lean inventory initiative, which will run through the third quarter of 2016. Excluding our Emerging Technologies Division (ETD), our core semiconductor gross margin was 37.0%. Fab utilization was 52% in the first quarter.

+ Net inventory at the end of the first quarter was $226 million, down 7.3% from the fourth quarter and down 42.0% from the first quarter of 2015. This steep inventory reduction is the intended benefit of our lean inventory initiative.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on March 31, 2016. This dividend was paid on April 21, 2016.

SECOND QUARTER 2016 FINANCIAL OUTLOOK

For the second quarter of 2016, Cypress estimates non-GAAP financial results as follows: net sales in the range of $440 million to $470 million, gross margin of 38%, and diluted EPS in the range of $0.10 to $0.14 vs. the street consensus of $0.11. *

NET SALES SUMMARY

(In thousands, except percentages)

(Unaudited)

	THREE MONTHS ENDED
	April 3,	January 3,	Sequential
Business Unit	2016	2016	Change
PSD[1]	$163,985	$157,763	4%
MPD[1,3]	$215,113	$259,402	(17)%
DCD[1]	$20,128	$17,522	15%
ETD [2]	$25,988	$21,691	20%
Total	$425,214	$456,378	(7)%
Geographic
China and ROW	44%	41%	7%
Americas	14%	16%	(13)%
Europe	15%	14%	7%
Japan	27%	29%	(7)%
Total	100%	100%	0%
Channel
Distribution	68%	67%	1%
Direct	32%	33%	(3)%
Total	100%	100%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division.
2.

ETD, Emerging Technologies Division includes businesses outside our core semiconductor businesses named in Footnote 1. ETD includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

3.

Our net sales for the first quarter of 2016 and the fourth quarter of 2015 and our estimates for the second quarter of 2016 include $6.25 million of legacy Spansion non-GAAP licensing revenue in MPD, APAC region and direct channel.

*	Non-GAAP EPS

FIRST QUARTER 2016 HIGHLIGHTS

+ Design activity for Cypress’s PSoC® and microcontroller portfolios remained strong during the quarter. In the four full quarters since its merger with Spansion in March 2015, Cypress has introduced 180 new PSoC 4 (Programmable System-on-Chip) devices, 150 new FM4 and FM0+ (Flexible Microcontroller) microcontrollers and a new family of Traveo™ automotive microcontrollers.

+ Cypress introduced its first two families of 40-nm, ARM-based microcontrollers, one for automotive-grade products, and the other optimized for high-volume consumer applications. These families, based on Cypress’s proprietary embedded charge trap (eCT) technology, move Cypress into the next generation of programmable solutions, which are made on the 180nm and 65nm nodes today. Cypress’s 40-nm eCT-based MCU families are targeted at high-volume growth opportunities.

+ Cypress expanded its portfolio of USB products for the emerging USB Type-C connectivity standard with its new, PSoC-based EZ-PD™ CCG3 controller. The new controller streamlines the design of adapter dongles, power adapters and power banks, replacing multiple discrete components with a single-chip solution. The USB Type-C standard replaces today’s multiple USB connectors with a single connector that transfers not only USB data, but also display data and smart power.

+ Cypress introduced its EZ-BLE™ PSoC XT/XR Bluetooth Low Energy module, which extends Bluetooth’s range to 400 meters, eight times that of current solutions. The module extends Bluetooth connectivity to home automation, industrial and smart city applications. For example, it enables a parking meter to receive payments via smartphones, while reporting in to a central hub that covers a city block.

+ Cypress presented its growing portfolio of solutions for the Internet of Things—including its PSoC, microcontroller (MCU) and Bluetooth® Low Energy solutions—to 50 customers at the Embedded World 2016 trade show in Nuremberg, Germany. Cypress also demonstrated the latest version of its PSoC Creator™ Integrated Design Environment, which now supports its FM0+ standard MCUs. PSoC Creator enables concurrent hardware and firmware design, simplifying system design and accelerating time-to-market.

+ Cypress’s new 4Mb nonvolatile SRAM (nvSRAM) is the industry’s highest-density nvSRAM for automotive applications. Its speed, endurance and magnetic field immunity are critical to a broad range of automotive applications that require frequent data logging, including automatic driver assistance systems (ADAS), adaptive cruise controls, autonomous emergency braking and event data recorders.

+ Cypress introduced 512Mb and 1Gb parallel page mode NOR Flash memories based on its most advanced 45nm MirrorBit® technology. The new GL-T NOR family supports temperatures from -40˚C to +125˚C, delivers read bandwidth up to 98 MBps and is ideal for applications such as automotive instrument clusters and networking equipment.

+ Cypress added unpackaged products (Known-Good Die) to its industry-leading nonvolatile random access memory (NVRAM) portfolio. This portfolio includes Ferroelectric-RAM (F-RAM™) and nvSRAM devices. Cypress NVRAMs protect critical data during power failures. Many mission-critical applications that require the unique benefits of F-RAM and nvSRAM also require bare die for small or unique packaging options.

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ABOUT CYPRESS

Cypress (NASDAQ: CY) delivers the high-performance, high-quality solutions at the heart of today’s most advanced embedded systems. Its products are used in automotive and industrial platforms and highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes Traveo™ microcontrollers, the industry’s only PSoC® programmable system-on-chip solutions, analog and PMIC Power Management ICs, CapSense® capacitive touch-sensing controllers, Wireless BLE Bluetooth Low-Energy and USB connectivity solutions, and NOR flash memories, F-RAM™ and SRAM, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. To learn more, go to www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to, statements related to our estimated non-GAAP revenue, non-GAAP gross margin and non-GAAP EPS in our financial outlook; the expected synergies related to our integration with Spansion Inc. (“Spansion”); our ability to execute on planned synergies related to our integration with Spansion; the semiconductor market; the expected benefits of our lean inventory initiative; the continued growth of our products in the automotive and industrial markets; our ability to penetrate the Home Appliance and Internet of Things markets; our expectations regarding our revenue growth and earnings leverage;  and our expectations regarding the demand for our products and how our products are expected to perform. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the risk that that future revenues, margins and earnings may not be achieved as expected; the state of and future of the global economy, business conditions and growth trends in the semiconductor market; our ability to continue to realize synergies from our integration with Spansion; our ability to attract and retain key personnel; whether our products perform as expected; whether the demand for our products in the automotive and industrial markets is fully realized; our ability to manage our business to have strong earnings and significant revenue growth and reduce operating expenses; our cash flows from operations; our ability to effectively implement third party wafer processes; the strength or softness of the markets we serve; our ability to maintain and improve our gross margins and realize our bookings; the seasonality of the markets we serve; the financial performance of our subsidiaries and Emerging Technologies Division; and other risks described in "Risk Factors" in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, Spansion, the Spansion logo, and combinations thereof, PSoC, MirrorBit and CapSense are registered trademarks and EZ-PD, EZ-BLE, F-RAM, PSoC Creator and Traveo are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 3,	January 3,
	2016	2016
ASSETS
Cash, cash equivalents and short-term investments	$87,061	$227,561
Accounts receivable, net	297,919	292,736
Inventories, net (a)	225,752	243,595
Property, plant and equipment, net	402,520	425,003
Goodwill and other intangible assets, net	2,458,776	2,528,077
Other assets	294,433	287,289
Total assets	$3,766,461	$4,004,261
LIABILITIES AND EQUITY
Accounts payable	$148,278	$143,383
Deferred margin and allowances on sales to distributors	56,250	73,370
Income tax liabilities	55,317	54,999
Other liabilities	330,106	346,165
Revolving credit facility and long-term debt	752,584	673,659
Total liabilities	1,342,535	1,291,576
Total Cypress stockholders' equity	2,432,220	2,720,848
Noncontrolling interest	(8,294)	(8,163)
Total equity	2,423,926	2,712,685
Total liabilities and equity	$3,766,461	$4,004,261
(a) Inventories include $4.2 million and $4.3 million of capitalized inventories related to stock-based compensation expense, 'as of April 3, 2016 and January 3, 2016, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	April 3,	January 3,
	2016	2016
Revenues	$418,964	$450,128
Costs and expenses:
Cost of revenues	293,179	306,880
Research and development	73,967	73,682
Selling, general and administrative	74,501	85,385
Amortization of intangible assets	35,187	33,960
Impairment of acquisition-related intangible assets	33,944	—
Restructuring costs	270	1,406
Total costs and expenses	511,048	501,313
Operating loss	(92,084)	(51,185)
Interest and other expense, net	(6,250)	(3,556)
Loss before income taxes and non-controlling interest	(98,334)	(54,741)
Income tax provision	(3,742)	(15,726)
Equity in net loss of equity method investee	(2,078)	(2,330)
Net loss	(104,154)	(72,797)
Net loss attributable to non-controlling interests	132	467
Net loss attributable to Cypress	$(104,022)	$(72,330)
Net loss per share attributable to Cypress:
Basic	$(0.32)	$(0.22)
Diluted	$(0.32)	$(0.22)
Cash dividend declared per share	$0.11	$0.11
Shares used in net loss per share calculation:
Basic	320,351	334,447
Diluted	320,351	334,447

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

Table A

	Q1 2016			Q4 2015
	GAAP	Adjustments (Table B)	Non-GAAP	GAAP	Adjustments (Table C)	Non-GAAP
Revenue (b)	$418,964	$6,250	$425,214	$450,128	$6,250	$456,378
Costs and expenses:
Cost of revenues	293,179	(24,807)	268,372	306,880	(31,935)	274,945
Research and development	73,967	(7,737)	66,230	73,682	(7,352)	66,330
Selling, general and administrative	74,501	(15,820)	58,681	85,386	(22,185)	63,201
Amortization of intangible assets	35,187	(35,187)	-	33,960	(33,959)	-
Impairment of acquisition-related intangible assets	33,944	(33,944)	-	-	-	-
Restructuring costs	270	(270)	-	1,405	(1,406)	-
Total costs and expenses	511,048	(117,765)	393,283	501,313	(96,837)	404,476
Operating (loss) income	(92,084)	124,015	31,931	(51,185)	103,087	51,902
Interest and other expense, net	(8,329)	2,832	(5,497)	(5,886)	2,118	(3,768)
(Loss) income before income taxes	(100,412)	126,847	26,434	(57,071)	105,205	48,134
Income tax benefit (provision)	(3,742)	161	(3,581)	(15,726)	12,653	(3,073)
(Loss) income, net of taxes	(104,154)	127,008	22,853	(72,797)	117,858	45,061
Net loss attributable to noncontrolling interest	132	-	132	467	-	467
Net (loss) income attributable to Cypress	$(104,022)	$127,008	$22,985	$(72,330)	$117,858	$45,528

Net (loss) income per share attributable to Cypress:
Basic	$(0.32)		$0.07	$(0.22)		$0.14
Diluted	$(0.32)		$0.07	$(0.22)		$0.13

Cash dividend declared per share	$0.11		$0.11	$0.11		$0.11

Shares used in net (loss) income per share calculation:
Basic	320,351	-	320,351	334,447	-	334,447
Diluted	320,351	20,462	340,813	334,447	27,782	362,229

Table B
GAAP to Non-GAAP reconciling items (Q1 2016):	Revenue	Cost of revenues	Research and development	SG&A	Amortization of Intangible assets	Restructuring costs	Impairment of acquisition-related intangible assets	Interest and other expense, net	Tax Related Items	Total
[1] Revenue from intellectual property license	6,250	-	-	-	-	-	-	-	-	6,250
[2] Stock based compensation	-	5,647	6,930	10,960	-	-	-	-	-	23,538
[3] Changes in value of deferred compensation plan	-	46	130	283	-	-	-	126	-	586
[4] Spansion merger costs and related amortization	-	19,113	677	4,577	-	-	33,944	-	-	58,311
[5] Losses from equity method investments	-	-	-	-	-	-	-	2,078	-	2,078
[6] Imputed interest on convertible debt and other	-	-	-	-	-	-	-	628	-	628
[7] Amortization of Intangible assets	-	-	-	-	35,187	-	-	-	-	35,187
[8] Income tax provision	-	-	-	-	-	-	-	-	161	161
[9] Restructuring costs	-	-	-	-	-	270	-	-	-	270
Total impact of reconciling items	6,250	24,807	7,737	15,820	35,187	270	33,944	2,832	161	127,008

Table C
GAAP to Non-GAAP reconciling items (Q4 2015):	Revenue	Cost of revenues	Research and development	SG&A	Amortization of Intangible assets	Restructuing costs	Interest and other expense, net	Tax Related Items	Total
[1] Revenue from intellectual property license	6,250	-	-	-	-	-	-	-	6,250
[2] Stock based compensation	-	3,321	6,270	12,519	-	-	-	-	22,110
[3] Changes in value of deferred compensation plan	-	53	102	313	-	-	(785)	-	(317)
[4] Spansion merger costs and related amortization	-	28,561	980	9,353	-	-	-	-	38,894
[5] Losses from equity method investments	-	-	-	-	-	-	2,330	-	2,330
[6] Imputed interest on convertible debt and other	-	-	-	-	-	-	573	-	573
[7] Amortization of Intangible assets	-	-	-	-	33,959	-	-	-	33,959
[8] Income tax provision	-	-	-	-	-	-	-	12,653	12,653
[9] Restructuring costs	-	-	-	-	-	1,406	-	-	1,406
Total impact of reconciling items	6,250	31,935	7,352	22,185	33,959	1,406	2,118	12,653	117,858

(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(b) Non-GAAP revenue for the three months ended April 3, 2016 and January 3, 2016 includes $6.25 million of Samsung intellectual property licensing revenue, not included in GAAP revenue as a result of the effect of purchase accounting for the Spansion merger.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended
	April 3,	January 3,
	2016	2016
Selected Cash Flow Data (Preliminary):
Net cash provided by (used in) operating activities	$13,729	$42,094
Net cash provided by (used in) investing activities	$(18,896)	$(24,351)
Net cash provided by (used in) financing activities	$(135,432)	$15,188
Other Supplemental Data (Preliminary):
Capital expenditures	$13,027	$9,227
Depreciation	$34,395	$39,443
Payment of dividend	$36,550	$36,914
Dividend paid per share	$0.11	$0.11
Dividend yield per share (a)	5.0%	4.5%

(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	April 3,		January 3,
	2016		2016
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	$(104,022)	$22,985	$(72,330)	$45,528
Weighted-average common shares outstanding basic	320,351	320,351	334,447	334,447
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	11,045	—	15,363
Impact of convertible bond	—	9,417	—	12,419
Weighted-average common shares outstanding for diluted computation	320,351	340,813	334,447	362,229
Net income (loss) per share attributable to Cypress - basic	$(0.32)	$0.07	$(0.22)	$0.14
Net income (loss) per share attributable to Cypress - diluted	$(0.32)	$0.07	$(0.22)	$0.13

	Three Months Ended
	April 3,	January 3,
	2016	2016
Average stock price for the period ended	$8.10	$9.87
Common stock outstanding at period end (in thousands)	311,547	332,276

NOTES TO NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses the following non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures:

•	Revenue
•	Gross Margin
•	Research and development expenses
•	Selling, general and administrative expenses
•	Operating income (loss)
•	Net income (loss)
•	Diluted net income (loss) per share

The non-GAAP measures set forth above exclude charges related to our merger with Spansion, stock-based compensation, and other adjustments.  Non-GAAP revenue includes the effect of revenue from an intellectual property license agreement.  Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations.  Management uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.  Pursuant to the requirements of Regulation G and to make clear to our investors the adjustments we make to GAAP measures, we have provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.